Exhibit 10.2

ALDERWOODS GROUP, INC.

2005 EQUITY INCENTIVE PLAN

1.                                       Purpose.  The purpose of the 2005 Equity Incentive Plan is to attract and retain officers, Directors and other key employees of Alderwoods Group, Inc., a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2.                                       Definitions.  As used in this Plan,

(a)                                  “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 12 of this Plan, such committee (or subcommittee).

(b)                                 “Business Combination” will have the meaning provided in Section 8 of this Plan.

(c)                                  “Canadian Tax Act” means the Income Tax Act (Canada), as amended from time to time.

(d)                                 “Change in Control” will have the meaning provided in Section 8 of this Plan.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)                                    “Committee” means the Compensation Committee of the Board.

(g)                                 “Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 7 of this Plan.

(h)                                 “Company” means Alderwoods Group, Inc., a Delaware corporation.

(i)                                     “Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(j)                                     “Date of Grant” means the date specified by the Committee on which a grant of Option Rights or Restricted Stock Units will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(k)                                  “Director” means a member of the Board of Directors of the Company.

(l)                                     “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted.  An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

(m)                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(n)                                 “Incumbent Board” will have the meaning provided in Section 8 of this Plan.

(o)                                 “Management Objectives” means, when so determined by the Committee, the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Option Rights, Restricted Stock Units and dividend credits pursuant to this Plan.  Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed.  The Management Objectives may be made relative to the performance of other companies.  The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

1.                                       revenues;

2.                                       earnings before interest and taxes (EBIT);

3.                                       earnings before taxes;

4.                                       net income;

5.                                       operating margins;

6.                                       operating income;

7.                                       share price;

8.                                       debt, net debt and/or debt reduction;

9.                                       EBITDA;

10.                                 EBITDA to revenue ratio;

11.                                 EBITDA to debt ratio;

12.                                 EBITDA to net debt ratio;

13.                                 cash flow and/or net cash flow;

14.                                 earnings per share;

15.                                 debt to capital ratio;

16.                                 return on total capital;

17.                                 return on invested capital;

18.                                 return on equity;

19.                                 return on assets;

20.                                 total return to shareholders;

21.                                 receivables;

22.                                 inventory;

23.                                 number of funeral services performed; and

24.                                 number of locations.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.  In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(p)                                 “Market Value per Share” means, as of any particular date, (i) the closing sale price per Common Share as reported on the NASDAQ National Market System or such other principal exchange on which Common Shares are then trading or, if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if the Common Shares are not then listed on any stock exchange, as otherwise determined by the Committee.

(q)                                 “Non-Employee Director” means a Director who is not an employee of the Company or any Subsidiary.

(r)                                    “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(s)                                  “Option Price” means the purchase price payable on exercise of an Option Right.

(t)                                    “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(u)                                 “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an employee of the Company or a Subsidiary or a Non-Employee Director.

(v)                                 “Person” will have the meaning provided in Section 8 of this Plan.

(w)                               “Plan” means this 2005 Equity Incentive Plan.

(x)                                   “Restricted Stock Unit” means an award made pursuant to Section 5 of this Plan of the right to receive Common Shares at the end of a specified period.

(y)                                 “Restriction Period” means the period of time during which Restricted Stock Units are subject to deferral, as provided in Section 5 of this Plan.

(z)                                   “Spread” means the excess of (i) the Market Value per Share on the date when an Option Right is exchanged for a Tandem Appreciation Right over (ii) the Option Price provided for in the exchanged Option Right.

(aa)                            “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority), which securities entitled the holder to elect a majority of the directors of such corporation, company or entity, are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

(bb)                          “Tandem Appreciation Right” means a right that entitles a Participant to a number of Common Shares equal in value to the Spread.

(cc)                            “Voting Stock” means, at any time, securities entitled to vote generally in the election of Directors.

3.                                       Shares Available Under the Plan.

(a)                                  Subject to adjustment as provided in Section 3(b) and Section 7 of this Plan, the number of Common Shares that may be issued or transferred upon the exercise of Option Rights, as Restricted Stock Units at the end of the Restriction Period or in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 1,800,000 Common Shares, plus any shares described in Section 3(b).  Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b)                                 The number of shares available in Section 3(a) above will be adjusted to account for shares relating to awards that expire or are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount.  Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award will again be available for issue or transfer hereunder.

(c)                                  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 7 of this Plan, no Participant will be granted Option Rights or Restricted Stock Units that specify Management Objectives for more than 500,000 Common Shares during any calendar year.

4.                                       Option Rights.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares.  Each such grant will be subject to all of the requirements contained in, and may contain such provisions as are authorized by, the following provisions:

(a)                                  Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)                                 Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c)                                  Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least six months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.  Notwithstanding the foregoing, the grant in respect of Participants who are residents of Canada for purposes of the Canadian Tax Act will specify that the Option Price will be payable in cash or check acceptable to the Company.

(d)                                 To the extent permitted by law, any grant to a Participant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker (including a short sale by a broker prior to issuance of the Common Shares) on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)                                  Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)                                    Each grant will specify when the Option Rights or installments thereof will become exercisable; provided, however, that Option Rights may not become exercisable by the passage of time sooner than ratably over three years and the grant may provide for the earlier exercise of such Option Rights in the event of a Change in Control.

(g)                                 Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.  If the grant of Option Rights provides that Management Objectives must be achieved to result in the exercisability (or earlier exercisability) of the Option Rights, the Option Rights may not become exercisable sooner than one year from the date of grant.

(h)                                 Any grant of Option Rights may provide that (i) the Optionee, at any time during the term of the Option Right, may elect immediately prior to the exercise of an Option Right and (ii) the Committee, at the time immediately prior to the exercise by an Optionee of an Option Right, may require that the Optionee so elect, to exchange an Option Right for a Tandem Appreciation Right.  Such an exchange will require an immediate exercise of the Tandem Appreciation Right and will cause the immediate termination of the related Option Right.  For greater certainty, an exchange of an Option Right for a Tandem Appreciation Right may only be made when the relevant Option Right is otherwise exercisable.

(i)                                     Option Rights granted under this Plan will not be “incentive stock options” under Section 422 of the Code or any successor provision.

(j)                                     The Committee may at the Date of Grant of any Option Rights, provide (other than with respect to a grant to a Participant who is a resident of Canada for purposes of the Canadian Tax Act) for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(k)                                  No Option Right will be exercisable more than 10 years from the Date of Grant.

(l)                                     Each grant of Option Rights will be evidenced by an Evidence of Award.  Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.                                       Restricted Stock Units.  The Committee may also authorize the granting or sale of Restricted Stock Units to Participants.  Each such grant will be subject to all of the requirements contained in, and may contain such provisions as are authorized by, the following provisions:

(a)                                  Each such grant or sale will constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify, consistent with Section 5(c).

(b)                                 Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)                                  Each such grant or sale will be subject to a Restriction Period of not less than three years, as determined by the Committee at the Date of Grant; provided, however, that if the grant of Restricted Stock Units provides that Management Objectives must be achieved to result in a lapse of the Restriction Period (or the earlier lapse of the Restriction Period), the restrictions may not lapse sooner than one year from the date of grant.  Notwithstanding the foregoing, any grant may provide for the earlier lapse or other modification of such Restriction Period in the event of a Change in Control.

(d)                                 During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote the shares underlying the Restricted Stock Units, but the Committee may (other than with respect to a grant to a Participant who is a resident of Canada for purposes of the Canadian Tax Act) at the Date of Grant authorize the payment of dividend equivalents on such

Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(e)                                  Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award.  Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.

6.                                       Transferability.

(a)                                  Except as otherwise determined by the Committee, no Option Right, Tandem Appreciation Right or Restricted Stock Unit granted under the Plan will be transferable by a Participant other than by will or the laws of descent and distribution.  Except as otherwise determined by the Committee, Option Rights will be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

(b)                                 The Committee may specify at the Date of Grant that part or all of the Common Shares that are to be issued or transferred by the Company upon the exercise of Option Rights or Tandem Appreciation Rights or upon the termination of the Restriction Period applicable to Restricted Stock Units will be subject to further restrictions on transfer.

7.                                       Adjustments.  The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights and Restricted Stock Units granted hereunder, in the Option Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event, the Board may, in its discretion, make such adjustments in outstanding awards under this Plan as it, in good faith, may determine to be equitable in the circumstances, including, without limitation, the revision, cancellation or termination of any outstanding awards, or the change, conversion or exchange of Common Shares under outstanding Option Rights into or for securities or property of another corporation.  The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 7.

8.                                       Change in Control.  For purposes of this Plan, a “Change in Control” will mean, with respect to a Participant, a change in control as defined in any employment, severance or other agreement between the Company or any Subsidiary and the Participant, or if there is no such agreement in effect that contains a definition of change in control, the occurrence of one or more of the following events:

(a)                                  the acquisition by any individual, entity or group (a “Person”) of beneficial ownership of 30% or more of the combined voting power of the then outstanding Voting Stock of the Company; provided, however, that the following acquisitions will not constitute a Change in Control: (1) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined below), (2) any acquisition by the Company of Voting Stock of the Company, (3) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (4) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination (as defined below) that would not constitute a Change in Control;

(b)                                 the consummation of a reorganization, amalgamation, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a “Business Combination”) in which all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, immediately following such Business Combination less than 40% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination;

(c)                                  individuals who, as of the date on which this Plan is first approved by the shareholders of the Company, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) will be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(d)                                 the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not constitute a Change in Control.

9.                                       Fractional Shares.  The Company will not be required to issue any fractional Common Shares pursuant to this Plan.  The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

10.                                 Withholding Taxes.  To the extent that the Company or a Subsidiary is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company or a Subsidiary for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company or a Subsidiary for payment of the balance of such taxes required to be withheld, which arrangements may include (if so determined by the Committee in its sole discretion) relinquishment of a portion of such benefit.  The Company or a Subsidiary and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.  In no event, however, shall the Company or a Subsidiary accept Common Stock for the payment of taxes in excess of the required tax withholding rate, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Stock owned for more than six months to satisfy any tax obligations resulting from any such transaction.

11.                                 Foreign Employees.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or Canada as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.  No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

12.                                 Administration of the Plan.

(a)                                  This Plan will be administered by the Committee, which may from time to time delegate all or any part of its authority under this Plan to a subcommittee consisting of not less than two Non-Employee Directors appointed by the Committee.  A majority of the Committee (or subcommittee) will constitute a quorum, and the action of the members of the Committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee (or subcommittee).  To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to any such subcommittee.

(b)                                 The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights or Restricted Stock Units and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.  No member of the Committee will be liable for any such action or determination made in good faith.

(c)                                  The Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.  The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) shall report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

13.                                 Amendments, Etc.

(a)                                  The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the NASDAQ National Market System or, if the Common Shares are not traded under the NASDAQ National Market System, the principal national securities exchange upon which the Common Shares are traded or quoted, will not be effective unless and until such approval has been obtained.

(b)                                 The Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price.  Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company.  This Section 13(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 7 of this Plan.

(c)                                  The Committee may condition the grant of any award authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant for any future period.

(d)                                 To the extent permitted under Section 409A of the Code, the Committee may, in its sole discretion, (i) accelerate the time at which an Option Right not immediately exercisable in full may be exercised or when the Restriction Period applicable to Restricted Stock Units will end, (ii) accelerate the time when any transfer restriction imposed pursuant to Section 6(b) of this Plan will terminate, or (iii) waive any other limitation or requirement under any award, in the case of (A) termination of the Participant’s employment by reason of the Participant’s death or disability, (B) termination of the Participant’s employment pursuant to an agreement between the Participant and the Company or a Subsidiary, or (C) an unforeseeable emergency or other special circumstances.

(e)                                  This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(f)                                    The Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 7 above, no such amendment shall impair the rights of any Participant without his or her consent.  The Board may, in its discretion, terminate this Plan at any time.  Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

14.                                 Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code.  The Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause the Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants).  Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

15.                                 Governing Law.  The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

16.                                 Termination.  No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

17.                                 General Provisions.

(a)                                  No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(b)                                 Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(c)                                  No Participant shall have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(d)                                 If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.